UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

a
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 1, 2024, the Audit and Finance Committee of the Board of Directors of Calumet GP, LLC (the “Audit and Finance Committee”), the general partner of the Calumet Specialty Products Partners, L.P. (the “Partnership”), dismissed Ernst & Young LLP (“Ernst & Young”) as the Partnership’s independent registered public accounting firm. The reports of Ernst & Young on the Partnership’s financial statements for each of the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2022 and 2023 and the subsequent interim period preceding the dismissal of Ernst & Young, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2022 and 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Ernst & Young issued an adverse opinion in their report on internal control over financial reporting as of December 31, 2023 as a result of the material weakness in the Partnership’s internal control over financial reporting that the Partnership reported in Part II, Item 9A of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, related to the Partnership’s accounting for and subsequent measurement of the redeemable noncontrolling interest.

The Partnership provided Ernst & Young with a copy of the foregoing disclosures contained in this Current Report on Form 8-K and requested that Ernst & Young furnish the Partnership with a letter addressed to the SEC stating whether or not it agrees with the statements contained herein, as specified by Item 304(a)(3) of Regulation S-K. A copy of Ernst & Young’s letter, dated March 4, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 1, 2024, the Audit and Finance Committee engaged Grant Thornton LLP (“Grant Thornton”) as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

During the fiscal years ended December 31, 2022 and 2023, or during any subsequent interim period prior to the engagement of Grant Thornton, neither the Partnership nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s consolidated financial statements, and neither a written report nor oral advice was provided to the Partnership that Grant Thornton concluded was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the SEC, dated March 4, 2024.
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

March 5, 2024	By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer